                                                                    EXHIBIT 99.2

                                                                   [NORTEL LOGO]

NEWS RELEASE

WWW.NORTELNETWORKS.COM


FOR IMMEDIATE RELEASE                                     JANUARY 17, 2002


For more information:

Investors:                            U.S. Business media:                 Canadian Business media:
888-901-7286                          David Chamberlin                     Tina Warren
905-863-6049                          972-685-4648                         905-863-4702
investor@nortelnetworks.com           ddchamb@nortelnetworks.com           tinawarr@nortelnetworks.com

NORTEL NETWORKS REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2001

-        Revenues from continuing operations in the quarter: US$3.46 billion

-        Pro forma net loss(a) per share in the quarter: US$0.16

-        Net loss per share in the quarter: US$0.57

-        Cash balance increased to US$3.5 billion

TORONTO - Nortel Networks* Corporation(b) [NYSE/TSE: NT] today reported results for the fourth quarter and the year 2001 prepared in accordance with U.S. generally accepted accounting principles, except as noted with respect to pro forma results(a).

FOURTH QUARTER 2001 RESULTS

Revenues from continuing operations were US$3.46 billion for the fourth quarter of 2001 compared to US$8.20 billion in the same period in 2000. Pro forma net loss from continuing operations(a) for the fourth quarter of 2001 was US$506 million or US$0.16 per common share, compared to pro forma net earnings from continuing operations(a) of US$929 million or US$0.29 per common share, on a diluted basis, in the fourth quarter of 2000. Pro forma net loss from continuing operations(a) for the fourth quarter of 2001 excluded certain items including:
Acquisition Related Costs(a) of US$482 million (after tax); the loss on sale of businesses of US$215 million (after tax) primarily related to the writedown of the carrying value of certain assets identified for disposition; and special charges of US$605 million (after tax) primarily related to previously announced workforce reductions and associated facilities closures. Nortel Networks reported a net loss in the fourth quarter of 2001 of US$1.83 billion or US$0.57 per common share.

                                     -more-

"Revenues for the fourth quarter of 2001 reflected the reduced levels of spending in the global telecom industry which impacted all of our businesses," said Frank Dunn, president and chief executive officer, Nortel Networks. "Our bottom line results, compared to third quarter of 2001, were driven by a lower cost structure due to the impact of our re-sizing efforts and improved gross margin, reflecting our focus on our high value portfolio."

Terry Hungle, chief financial officer, Nortel Networks said, "Revenues for the fourth quarter were in line with our expectations, while our reported bottom line results were better than expected due to gains on sales of businesses which closed late in the quarter. Our cash management focus resulted in a strong cash balance which increased from the third quarter."

Dunn added, "Our efforts in the quarter in our three businesses continued to generate positive momentum:

- Our commitment to work closely with both service provider and enterprise customers to provide the right solutions to meet their needs resulted in key contract wins and milestones, including:

         - Multi-year contracts, for soft switch deployments for Voice over IP transformations at Qwest and Sprint,

         - Network wide deployments of Metro Optical DWDM and next generation SONET solutions were announced with SBC and Telus in North America, and KDDI and ACCA Networks in Japan,

         - Core packet backbone contracts were announced with Vodafone, Verizon and T-Mobile, and

         - Nortel Networks gained share in Ethernet switching and achieved the #2 position in the Layer 3 and Layer 4-7 switching segments, and maintained the lead position in the Fixed Layer 4-7 switching market according to Dell-Oro; and

- Our strategic investments to drive leadership solutions resulted in a number of portfolio milestones, including:

         -        OPTera HDX went into lab trials with two customers in North
                  America,

                  - first live UMTS voice call using 3GPP standard and first multi-vendor UMTS 3GPP calls,

         -        first CDMA 1XRTT call carrying voice and data in Latin
                  America,

                                     -more-

         - the CS 2000 Compact became available, a compact version of our carrier soft switch running on a commercial platform from Motorola, and

         - several enhancements to our security offerings were launched which set new benchmarks in security performance, including the Alteon Switched Firewall and the Alteon Security Cluster."

Commenting on the outlook for Nortel Networks, Dunn said, "At this time, market visibility remains limited given the uncertainty of the economic downturn and its impact on our customers' businesses and spending plans. As a result, we expect customers to move cautiously in the near term while maintaining the flexibility to increase spending in the future. We currently expect our revenues in the first quarter of 2002 will be lower than the fourth quarter of 2001 by approximately 10 percent. For the year 2002, we expect a gradual growth in revenues beginning in the second quarter. With respect to our bottom line performance, we expect an ongoing steady improvement from our fourth quarter 2001 performance and to return to profitability in the fourth quarter of 2002. We believe Nortel Networks is well positioned in the current market environment given our re-sized organization, our focus on three businesses, and the strong management team that is in place."

Nortel Networks has aligned its organization around three key businesses and has evolved its financial reporting as set out in the attached tables to reflect this alignment.

REVENUE BREAKDOWN FROM CONTINUING OPERATIONS (FOR THE FOURTH QUARTER)
METRO AND ENTERPRISE NETWORKS segment revenues decreased 53 percent in the fourth quarter of 2001 compared to the fourth quarter of 2000, reflecting substantial declines in the circuit switching, packet networking and services, and metro optical portions of this segment, across all major regions. Metro and Enterprise Networks revenues increased 8 percent compared to the third quarter of 2001, reflecting considerable increases in metro optical and circuit to packet and a significant increase in packet networking and services, which more than offset a slight decline in circuit switching.

WIRELESS NETWORKS segment revenues decreased 21 percent in the fourth quarter of 2001 compared to the same period in 2000, with considerable decreases in Europe and Latin America, and a significant decrease in the United States, partially offset by an increase in Asia. Compared to the third quarter of 2001, Wireless Networks revenues decreased 11 percent, with increases in the United States, Canada and Latin America, a slight decrease in Europe, and a considerable decrease in Asia.

                                     -more-

OPTICAL LONG-HAUL NETWORKS segment revenues decreased 89 percent in the fourth quarter of 2001 compared to the fourth quarter 2000, with considerable declines across all regions. Compared to the third quarter of 2001, Optical Long-Haul revenues declined 39 percent, with substantial decreases in the United States and Europe and a significant decrease in Asia.

OTHER revenues declined 74 percent in the fourth quarter of 2001 compared to the same period last year, primarily reflecting the impact of reduced ownership in certain joint ventures and divested businesses.

GEOGRAPHIC REVENUES for the fourth quarter of 2001 compared to the same period in 2000 decreased 64 percent in the United States, 49 percent in Canada, and 48 percent outside of the United States and Canada.

YEAR 2001 RESULTS

For the year 2001, revenues from continuing operations were US$17.51 billion compared to US$27.95 billion for the year 2000. Pro forma net loss from continuing operations(a) for 2001 was US$4.51 billion, or US$1.41 per common share, compared to pro forma net earnings from continuing operations(a) of US$2.50 billion, or US$0.80 per common share on a diluted basis, for 2000. Pro forma net loss from continuing operations(a) for 2001 excluded certain items including: Acquisition Related Costs(a) of US$4.63 billion (after tax); and special charges of US$14.78 billion (after tax) including the write down of intangible assets of US$12.44 billion (after tax). Nortel Networks reported a net loss of US$27.30 billion, or US$8.56 per common share, for 2001.

EXPENSES

SELLING, GENERAL AND ADMINISTRATIVE ("SG&A") expenses in the fourth quarter of 2001 were approximately US$1.01 billion. Compared to the third quarter of 2001 run rate (excluding incremental provisions) of US$1.15 billion, SG&A expenses were down by approximately US$140 million reflecting the impact of restructuring activities. Nortel Networks expects an ongoing reduction in SG&A expenses moving through 2002.

RESEARCH AND DEVELOPMENT ("R&D") expenses were US$563 million in the fourth quarter of 2001. The R&D expenses in the quarter reflected focused investments to drive continued market leadership in our core businesses and the elimination of spending in all other areas. Nortel Networks expects R&D expenses of approximately US$625 million per quarter in 2002.

                                     -more-

CASH MANAGEMENT

The cash balance at the end of the fourth quarter of 2001 was approximately US$3.5 billion, which increased from approximately US$3.4 billion at the end of the third quarter of 2001. The increase was primarily the result of working capital improvements partially offset by the cash costs in the quarter associated with restructuring.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Metro and Enterprise Networks, Wireless Networks and Optical Long Haul Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

The following notes are important to a reader's understanding of the information contained herein, including the pro forma information:

(a) Pro forma net earnings/loss from continuing operations is defined as reported net loss from continuing operations before "Acquisition Related Costs" (in - process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, all special charges (which includes restructuring), any gain or loss on sale of businesses, one time gains associated with certain investment sales, and any associated items as included in the income or loss of our equity accounted for investments. This pro forma measure is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). Non-U.S. GAAP earnings measures (such as this pro forma measure) do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other issuers. This pro forma measure is provided to assist readers in evaluating the operating performance of Nortel Networks ongoing business and each of the items listed above were excluded because they were considered to be of a non-operational nature in the applicable period. Investors are encouraged to consider this pro forma measure in the context of Nortel Networks U.S. GAAP results (a reconciliation to which is set out in the attached tables).

(b) On May 1, 2000, Nortel Networks Corporation acquired all of the outstanding common shares of Nortel Networks Limited (formerly called Nortel Networks Corporation) by way of a Canadian court-approved plan of arrangement. Nortel Networks Limited has preferred shares outstanding, which are publicly traded in Canada. Nortel Networks Limited's financial results have been consolidated into the results reported for Nortel Networks Corporation.

                                     -more-

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      -end-

*Nortel Networks, Alteon, OPTera, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.

Nortel Networks will host a teleconference/audio webcast to discuss Q4 Results.

TIME:         5:00 PM - 6:00 PM EST on Thursday, January 17, 2002

To participate, please call the following at least 15 minutes prior to the start of the event.

Teleconference:                                    Webcast:
North America:           888-227-5446              www.nortelnetworks.com/4q2001
International:           212-231-6005

Replay:
(Available one hour after the conference until 5:00 pm EST, January 27, 2002)
North America:     800-633-8625                              Passcode: 20069830#
International:     858-812-6450                              Passcode: 20069830#
Webcast:           http://www.nortelnetworks.com/4q2001

                           NORTEL NETWORKS CORPORATION

                      CONSOLIDATED RESULTS (UNAUDITED) (1)
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                   FOR THE THREE MONTHS ENDED 12/31/01
                                                                            -----------------------------------------------------
                                                                             U.S. GAAP          Pro forma                   A
                                                                              Reported          Adjustments             Pro forma
Revenues .........................................................           $ 3,456               $    --               $ 3,456
Cost of revenues .................................................             2,417                    --                 2,417
                                                                             -------               -------               -------
Gross profit .....................................................             1,039                    --                 1,039

Selling, general and administrative expense ......................             1,009                    --                 1,009
Research and development expense .................................               563                    --                   563
In-process research and development expense ......................                --                    --                    --
Amortization of intangibles
  Acquired technology ............................................                63                   (63)                   --
  Goodwill .......................................................               463                  (446)                   17
Stock option compensation from acquisitions and divestitures .....                18                   (18)                   --
Special charges ..................................................               832                  (832)                   --
Loss on sale of businesses .......................................               157                  (157)                   --
                                                                             -------               -------               -------
Operating income (loss) ..........................................            (2,066)                1,516                  (550)

Equity in net earnings (loss) of associated companies ............                 4                    --                     4
Other income (expense) - net .....................................               (83)                   --                   (83)
Interest expense

  Long-term debt .................................................               (58)                   --                   (58)
  Other ..........................................................               (33)                   --                   (33)
                                                                             -------               -------               -------
Earnings (loss) before income taxes ..............................            (2,236)                1,516                  (720)

Income tax recovery (provision) ..................................               410                  (196)                  214
                                                                             -------               -------               -------
Net earnings (loss) from continuing operations ...................            (1,826)                1,320                  (506)

Net loss from discontinued operations (net of tax) (2) ...........                --                    --                    --
                                                                             -------               -------               -------
Net earnings (loss) ..............................................           $(1,826)              $ 1,320               $  (506)
                                                                             =======               =======               =======

Basic earnings (loss) per common share
  From continuing operations .....................................           $ (0.57)                                    $ (0.16)
  From discontinued operations ...................................                --                                         N/A
                                                                             -------                                     -------
                                                                             $ (0.57)                                    $ (0.16)
                                                                             =======                                     =======

Diluted earnings (loss) per common share (3)
  From continuing operations .....................................           $ (0.57)                                    $ (0.16)
  From discontinued operations ...................................                --                                         N/A
                                                                             -------                                     -------
                                                                             $ (0.57)                                    $ (0.16)
                                                                             -------                                     =======

Dividends declared per common share ..............................           $    --                                     $    --

Pro forma effective tax rate .....................................               N/A                                        30.0%

Weighted average number of common shares outstanding (millions)
              - basic ............................................             3,211                                       3,211
              - diluted (3) ......................................             3,211                                       3,211

                                                                                  FOR THE THREE MONTHS ENDED 12/31/00
                                                                             ------------------------------------------------------
                                                                             U.S. GAAP           Pro forma                   B
                                                                             Reported           Adjustments               Pro forma
Revenues .........................................................           $ 8,198            $       --               $  8,198
Cost of revenues .................................................             4,216                    --                  4,216
                                                                             --------           -----------              --------
Gross profit .....................................................             3,982                    --                  3,982

Selling, general and administrative expense ......................             1,569                    --                  1,569
Research and development expense .................................             1,017                    --                  1,017
In-process research and development expense ......................               403                  (403)                    --
Amortization of intangibles
  Acquired technology ............................................               250                  (250)                    --
  Goodwill .......................................................             1,476                (1,467)                     9
Stock option compensation from acquisitions and divestitures .....                36                   (36)                    --
Special charges ..................................................                72                   (72)                    --
Loss on sale of businesses .......................................                --                    --                     --
                                                                             --------           -----------              --------
Operating income (loss) ..........................................              (841)                2,228                  1,387

Equity in net earnings (loss) of associated companies ............                (7)                    7                     --
Other income (expense) - net .....................................                34                    --                     34
Interest expense

  Long-term debt .................................................               (17)                   --                    (17)
  Other ..........................................................               (34)                   --                    (34)
                                                                             --------           -----------              --------
Earnings (loss) before income taxes ..............................              (865)                2,235                  1,370

Income tax recovery (provision) ..................................              (324)                 (117)                  (441)
                                                                             --------           -----------              --------
Net earnings (loss) from continuing operations ...................            (1,189)                2,118                    929

Net loss from discontinued operations (net of tax) (2) ...........              (220)                  220                    --
                                                                             --------           -----------              --------
Net earnings (loss) ..............................................           $(1,409)              $ 2,338               $    929
                                                                             ========           ===========              ========

Basic earnings (loss) per common share
  From continuing operations .....................................           $ (0.39)                                    $   0.30
  From discontinued operations ...................................             (0.07)                                         N/A
                                                                             -------                                     --------
                                                                             $ (0.46)                                    $   0.30
                                                                             =======                                     ========

Diluted earnings (loss) per common share (3)
  From continuing operations .....................................           $ (0.39)                                    $   0.29
  From discontinued operations ...................................             (0.07)                                         N/A
                                                                             -------                                     --------
                                                                             $ (0.46)                                    $   0.29
                                                                             =======                                     ========

Dividends declared per common share ..............................           $0.01875                                    $0.01875

Pro forma effective tax rate .....................................               N/A                                         32.0%

Weighted average number of common shares outstanding (millions)
              - basic ............................................             3,088                                        3,088
              - diluted (3) ......................................             3,088                                        3,225


(1) These unaudited consolidated results for the three months ended December 31, 2001 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the year ended December 31, 2001. See footnote (a) in the attached press release.

(2) Reported results for the three months ended December 31, 2000 is net of an applicable income tax recovery of $53.

(3) As a result of the reported net losses for the three months ended December 31, 2001 and 2000, and the pro forma net loss for the three months ended December 31, 2001, approximately 190, 137, and 190, respectively, of potentially dilutive securities (in millions) have not been included in the calculation of diluted loss per common share for the periods presented because to do so would have been anti-dilutive.

A        Excludes a total of $1,516 pre-tax ($1,320 after-tax) comprised of:
         Acquisition Related Costs (in-process research and development expense and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998) of $509 pre-tax ($482 after-tax), primarily associated with the acquisitions of Bay Networks, Inc., Xros, Inc., and Alteon WebSystems, Inc.; stock option compensation from acquisitions and divestitures of $18; loss on sale of businesses of $157 pre-tax ($215 after-tax); and special charges of $832 pre-tax ($605 after-tax).

B Excludes a total of $2,508 pre-tax ($2,338 after-tax) for discontinued operations, Acquisition Related Costs, stock option compensation from acquisitions and divestitures, special charges, and equity in net loss of associated companies.

                           NORTEL NETWORKS CORPORATION
                      CONSOLIDATED RESULTS (UNAUDITED) (1)
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                    FOR THE YEAR ENDED 12/31/01
                                                                 ---------------------------------
                                                                 U.S. GAAP   Pro forma       A
                                                                 Reported   Adjustments  Pro forma
Revenues ......................................................  $ 17,511    $     --    $ 17,511
Cost of revenues ..............................................    14,167          --      14,167
                                                                 --------    --------    --------
Gross profit ..................................................     3,344          --       3,344

Selling, general and administrative expense ...................     5,911          --       5,911
Research and development expense ..............................     3,224          --       3,224
In-process research and development expense ...................        15         (15)         --
Amortization of intangibles
  Acquired technology .........................................       807        (807)         --
  Goodwill ....................................................     4,148      (4,106)         42
Stock option compensation from acquisitions and divestitures ..       109        (109)         --
Special charges ...............................................    15,781     (15,781)         --
Loss (gain) on sale of businesses .............................       112        (112)         --
                                                                 --------    --------    --------
Operating income (loss) .......................................   (26,763)     20,930      (5,833)

Equity in net loss of associated companies ....................      (134)        119         (15)
Other income (expense) - net ..................................      (351)         --        (351)
Interest expense
  Long-term debt ..............................................      (196)         --        (196)
  Other .......................................................      (115)         --        (115)
                                                                 --------    --------    --------
Earnings (loss) before income taxes ...........................   (27,559)     21,049      (6,510)

Income tax recovery (provision) ...............................     3,252      (1,254)      1,998
                                                                 --------    --------    --------
Net earnings (loss) from continuing operations ................   (24,307)     19,795      (4,512)

Net loss from discontinued operations (net of tax) (2) ........    (3,010)      3,010          --
                                                                 --------    --------    --------
Net earnings (loss) before accounting change ..................   (27,317)     22,805      (4,512)
Cumulative effect of accounting change (net of tax) (3) .......        15         (15)         --
                                                                 --------    --------    --------
Net earnings (loss) ...........................................  $(27,302)   $ 22,790    $ (4,512)
                                                                 ========    ========    ========

Basic earnings (loss) per common share
  From continuing operations ..................................  $  (7.62)               $  (1.41)
  From discontinued operations ................................     (0.94)                    N/A
                                                                 --------                --------
                                                                 $  (8.56)               $  (1.41)
                                                                 ========                ========

Diluted earnings (loss) per common share (4)
  From continuing operations ..................................  $  (7.62)               $  (1.41)
  From discontinued operations ................................     (0.94)                    N/A
                                                                 --------                --------
                                                                 $  (8.56)               $  (1.41)
                                                                 ========                ========

Dividends declared per common share ...........................  $0.03750                $0.03750

Pro forma effective tax rate ..................................       N/A                    31.0%

Weighted average number of common shares outstanding (millions)
                   - basic ....................................     3,189                   3,189
                   - diluted (4) ..............................     3,189                   3,189

                                                                     FOR THE YEAR ENDED 12/31/00
                                                                 ---------------------------------
                                                                 U.S. GAAP  Pro forma       B
                                                                 Reported   Adjustments  Pro forma
Revenues ......................................................  $ 27,948     $    --    $ 27,948
Cost of revenues ..............................................    15,114          (2)     15,112
                                                                 --------     -------    --------
Gross profit ..................................................    12,834           2      12,836

Selling, general and administrative expense ...................     5,416          --       5,416
Research and development expense ..............................     3,633          --       3,633
In-process research and development expense ...................     1,415      (1,415)         --
Amortization of intangibles
  Acquired technology .........................................       852        (852)         --
  Goodwill ....................................................     3,720      (3,673)         47
Stock option compensation from acquisitions and divestitures ..       134        (134)         --
Special charges ...............................................       267        (267)         --
Loss (gain) on sale of businesses .............................      (174)        174          --
                                                                 --------     -------    --------
Operating income (loss) .......................................    (2,429)      6,169       3,740

Equity in net loss of associated companies ....................       (29)         22          (7)
Other income (expense) - net ..................................       809        (682)        127
Interest expense
  Long-term debt ..............................................       (86)         --         (86)
  Other .......................................................       (83)         --         (83)
                                                                 --------     -------    --------
Earnings (loss) before income taxes ...........................    (1,818)      5,509       3,691

Income tax recovery (provision) ...............................    (1,177)        (14)     (1,191)
                                                                 --------     -------    --------
Net earnings (loss) from continuing operations ................    (2,995)      5,495       2,500

Net loss from discontinued operations (net of tax) (2) ........      (475)        475          --
                                                                 --------     -------    --------
Net earnings (loss) before accounting change ..................    (3,470)      5,970       2,500
Cumulative effect of accounting change (net of tax) (3) .......        --          --          --
                                                                 --------     -------    --------
Net earnings (loss) ...........................................  $ (3,470)    $ 5,970    $  2,500
                                                                 ========     =======    ========

Basic earnings (loss) per common share
  From continuing operations ..................................   $ (1.01)               $   0.85
  From discontinued operations ................................     (0.16)                    N/A
                                                                  -------                --------
                                                                  $ (1.17)               $   0.85
                                                                  =======                ========

Diluted earnings (loss) per common share (4)
  From continuing operations ..................................   $ (1.01)               $   0.80
  From discontinued operations ................................     (0.16)                    N/A
                                                                  -------                --------
                                                                  $ (1.17)               $   0.80
                                                                  =======                ========

Dividends declared per common share ...........................   $ 0.075                $  0.075

Pro forma effective tax rate ..................................       N/A                    32.0%

Weighted average number of common shares outstanding (millions)
                   - basic ....................................     2,953                   2,953
                   - diluted (4) ..............................     2,953                   3,108

(1) These unaudited consolidated results for the year ended December 31, 2001 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the year ended December 31, 2001. See footnote (a) in the attached press release.

(2) Reported results for the years ended December 31, 2001 and 2000 are net of applicable income tax recoveries of $723 and $99, respectively.

(3) Impact of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", and the corresponding amendments under SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("SFAS 133"). The adoption of SFAS 133 did not materially affect either basic or diluted earnings (loss) per common share after giving effect to the accounting change.

(4) As a result of the reported net losses for the years ended December 31, 2001 and 2000, and the pro forma net loss for the year ended December 31, 2001, approximately 98, 155, and 98, respectively, of potentially dilutive securities (in millions) have not been included in the calculation of diluted loss per common share for the periods presented because to do so would have been anti-dilutive.

 A - Excludes a total of $24,758 pre-tax ($22,790 after-tax) comprised of:
     loss from discontinued operations of $3,733 pre-tax ($3,010 after-tax); Acquisition Related Costs (in-process research and development expense and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998) of $4,928 pre-tax ($4,632 after-tax), primarily associated with the acquisitions of Bay Networks, Inc., Alteon WebSystems, Inc., Xros, Inc., Qtera Corporation, and Clarify Inc.; stock option compensation from acquisitions and divestitures of $109; cumulative effect of accounting change gain of $24 pre-tax ($15 after-tax); loss on sale of businesses of $112 pre-tax ($194 after-tax); special charges of $15,781 pre-tax ($14,780 after-tax), principally related to the write down of intangible assets of $12,528 pre-tax ($12,442 after-tax), primarily associated with the acquisitions of Alteon WebSystems, Inc., the 980 nanometer pump-laser chip business, Xros, Inc., and Qtera Corporation, and restructuring costs of $3,253 pre-tax ($2,311 after-tax); and equity in net loss of associated companies of $119 pre-tax ($80 after-tax), related to special charges and Acquisition Related Costs.

 B - Excludes a total of $6,083 pre-tax ($5,970 after-tax) for discontinued operations, Acquisition Related Costs, stock option compensation from acquisitions and divestitures, the gain on sales of businesses and certain investments, special charges, and equity in net loss of associated companies.

The comparative consolidated results up to May 1, 2000 represent the consolidated results of Nortel Networks Limited, formerly known as Nortel Networks Corporation.

                           NORTEL NETWORKS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           (MILLIONS OF U.S. DOLLARS)

                                                                                                         U.S. GAAP
                                                                                          -----------------------------------------
                                                                                          (UNAUDITED)    (UNAUDITED)    (AUDITED)
                                                                                          DECEMBER 31,  SEPTEMBER 30,  DECEMBER 31,
                                                                                            2001 (1)        2001          2000
                                                                                          ------------  -------------  ------------
ASSETS
Current assets
  Cash and cash equivalents ...........................................................     $  3,513      $  3,355      $  1,644
  Accounts receivable (less provisions of $655 at December, 31, 2001;
    $684 at September 30, 2001; $363 at December 31, 2000) ............................        2,923         3,859         7,275
  Inventories .........................................................................        1,579         1,991         3,827
  Income taxes recoverable ............................................................          653           667            --
  Deferred income taxes - net .........................................................        1,386         1,286           644
  Other current assets ................................................................          857           997         1,618
  Current assets of discontinued operations ...........................................          708         1,284         1,522
                                                                                            --------      --------      --------
Total current assets ..................................................................       11,619        13,439        16,530

Long-term receivables (less provisions of $828 at December 31, 2001;
  $968 at September 30, 2001; $383 at December 31, 2000) ..............................          203           549         1,117
Investments at cost and associated companies at equity ................................          253           237           773
Plant and equipment - net .............................................................        2,571         2,804         3,357
Intangible assets - net ...............................................................        3,095         4,023        17,958
Deferred income taxes - net ...........................................................        2,077         1,512           283
Other assets ..........................................................................          893           865           556
Long-term assets of discontinued operations ...........................................          283           412         1,606
                                                                                            --------      --------      --------
Total assets ..........................................................................     $ 20,994      $ 23,841      $ 42,180
                                                                                            ========      ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable .......................................................................     $    426      $    647      $    315
  Trade and other accounts payable ....................................................        1,988         1,923         3,005
  Payroll and benefit-related liabilities .............................................          636           823           916
  Other accrued liabilities ...........................................................        5,459         5,586         3,885
  Income taxes payable ................................................................           --            --           306
  Long-term debt due within one year ..................................................          384            39           445
  Current liabilities of discontinued operations ......................................          421         1,257           186
                                                                                            --------      --------      --------
Total current liabilities .............................................................        9,314        10,275         9,058

Deferred income .......................................................................          154           120            93
Long-term debt ........................................................................        4,094         4,437         1,178
Deferred income taxes - net ...........................................................          518           626           874
Other liabilities .....................................................................        1,442         1,099         1,024
Minority interest in subsidiary companies .............................................          637           610           770
Long-term liabilities of discontinued operations ......................................           11            12            74
                                                                                            --------      --------      --------
                                                                                              16,170        17,179        13,071
                                                                                            --------      --------      --------

SHAREHOLDERS' EQUITY
Common shares, without par value - Authorized shares: unlimited; Issued and outstanding shares: 3,213,742,169 at December 31, 2001, 3,209,016,631 at September 30, 2001,
  and 3,095,772,260 at December 31, 2000 ..............................................       32,899        32,801        29,141
Additional paid-in capital ............................................................        3,257         3,372         3,636
Deferred stock option compensation ....................................................         (205)         (260)         (413)
Deficit ...............................................................................      (30,151)      (28,325)       (2,726)
Accumulated other comprehensive loss ..................................................         (976)         (926)         (529)
                                                                                            --------      --------      --------
Total shareholders' equity ............................................................        4,824         6,662        29,109
                                                                                            --------      --------      --------
Total liabilities and shareholders' equity ............................................     $ 20,994      $ 23,841      $ 42,180
                                                                                            ========      ========      ========

(1) The unaudited consolidated balance sheet as at December 31, 2001 is preliminary and is subject to change. Nortel Networks disclaims any intention or obligation to update or revise such balance sheet prior to the filing of its reported results for the year ended December 31, 2001.

                           NORTEL NETWORKS CORPORATION
                      CONSOLIDATED RESULTS (UNAUDITED) (1)
                            SUPPLEMENTARY INFORMATION
                           (MILLIONS OF U.S. DOLLARS)

REVENUES FROM CONTINUING OPERATIONS                 THREE MONTHS ENDED                               YEAR ENDED
                                                        DECEMBER 31,                                DECEMBER 31,
                                             --------------------------------   --------    --------------------------  --------
      By Segments:(2)                                 2001              2000    % CHANGE           2001          2000   % CHANGE
                                             --------------------------------   --------    --------------------------  --------
        Metro & Enterprise networks .......        $ 1,926           $ 4,060     (53%)          $ 8,861      $ 13,541    (35%)
        Wireless networks .................          1,204             1,522     (21%)            5,714         5,438      5%
        Optical Long-Haul networks ........            259             2,354     (89%)            2,276         7,882    (71%)
        Other .............................             67               262     (74%)              660         1,087    (39%)
                                             --------------  ----------------               ------------  ------------
        Total .............................          3,456             8,198                     17,511        27,948
                                             ==============  ================               ============  ============

      HISTORICAL INFORMATION                         FOR THE THREE MONTHS ENDED
                                             --------------------------------------------
                                             SEPTEMBER 30,          JUNE 30,    MARCH 31,
      By Segments:(2)                                 2001              2001         2001
                                             --------------  ----------------   ---------
        Metro & Enterprise networks .......        $ 1,779           $ 2,361      $ 2,795
        Wireless networks .................          1,349             1,616        1,545
        Optical Long-Haul networks ........            425               390        1,202
        Other .............................            141               243          209
                                             --------------  ----------------   ---------
        Total .............................          3,694             4,610        5,751
                                             ==============  ================   =========

                                                     THREE MONTHS ENDED                             YEAR ENDED
                                                        DECEMBER 31,                                DECEMBER 31,
                                             --------------------------------               --------------------------
      By Geographic Regions: (3)                      2001              2000    % CHANGE           2001          2000   % CHANGE
                                             --------------------------------   ---------   --------------------------  --------
        United States .....................        $ 1,741           $ 4,899     (64%)          $ 8,591        16,893    (49%)
        Canada ............................            241               475     (49%)              940         1,505    (38%)
        Other countries ...................          1,474             2,824     (48%)            7,980         9,550    (16%)
                                             --------------  ----------------               ------------  ------------
        Total .............................          3,456             8,198                     17,511        27,948
                                             ==============  ================               ============  ============

(1) These unaudited consolidated results are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the year ended December 31, 2001.

(2) Commencing in the three month period ended December 31, 2001, Nortel Networks operations have been reorganized around three reportable segments (Metro & Enterprise networks, Wireless networks, and Optical Long-Haul networks) in connection with Nortel Networks decision to focus on three core business areas.

(3) Revenues are attributable to geographic regions based on the location of the customer.

The comparative consolidated results up to May 1, 2000 represent the consolidated results of Nortel Networks Limited, formerly known as Nortel Networks Corporation.